Ryder Hosts 2024 Investor Day Increases Long-term ROE Target from High Teens to Low Twenties Over the Cycle MIAMI, June 13, 2024 — Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, will host its Investor Day in New York City today, Thursday, June 13, 2024, starting at 8:30 a.m. EST. The event, inclusive of formal presentations and two Q&A sessions with the senior leadership team, is expected to conclude at approximately 12:00 p.m. EST. Ryder Chairman & CEO Robert Sanchez and EVP & CFO John Diez, along with other members of the senior leadership team, will provide an in-depth review of Ryder’s business transformation and will outline the next phase of the company’s balanced growth strategy, which is focused on accelerating profitable growth supported by operational excellence and customer-centric innovation. In conjunction with Ryder’s 2024 Investor Day, the company is increasing its long-term adjusted return on equity (ROE) target to a range of low twenties (20% - 22%) over the cycle, up from its prior target range of high teens (17% - 19%) over the cycle. “The actions we’ve taken to de-risk the model, increase returns, and drive profitable growth under our balanced growth strategy have enabled Ryder to meaningfully outperform prior cycles. We are confident that our transformed business model, strategic initiatives, and expected benefits from the cycle upturn will enable us to exceed prior peak-cycle returns,” says Sanchez. Webcast registration for Ryder’s 2024 Investor Day is required. A link to the live webcast and presentation materials will be available on Ryder’s Investor Relations website at investors.ryder.com, as well as a replay of the webcast following the live event. About Ryder System, Inc. Ryder System, Inc. (NYSE: R) is a fully integrated port-to-door logistics and transportation company. It provides supply chain, dedicated transportation, and fleet management solutions, including warehousing and distribution, contract manufacturing and packaging, e-commerce fulfillment, last-mile delivery, managed transportation, professional drivers, freight brokerage, nearshoring solutions, full- service leasing, maintenance, commercial truck rental, and used vehicle sales to some of the world’s most-recognized brands. Ryder provides services throughout the United States, Mexico, and Canada. In addition, Ryder manages nearly 250,000 commercial vehicles, services fleets at 760 maintenance locations, and operates nearly 300 warehouses encompassing more than 100 million square feet. Ryder is regularly recognized for its industry-leading practices; technology-driven innovations; corporate responsibility; environmental management; safety, health and security programs; military veteran recruitment initiatives; and the hiring of a diverse workforce. www.ryder.com Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements, including our forecast, long-term targets, expectations regarding the freight cycle, and expectations regarding our balanced growth strategy and our ability to execute such strategy and achieve profitable growth, are based on our current plans and Exhibit 99.1 expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements, including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Media: Amy Federman, afederman@ryder.com Investor Relations: Calene Candela, ccandela@ryder.com ryder-financial